APPlife Digital Solutions, Inc. Announces Definitive Agreement to Acquire Sugar Auto Parts, Inc.

SAN FRANCISCO, May 01, 2025 (GLOBE NEWSWIRE) -- APPlife Digital Solutions, Inc. (OTCQB: ALDS) ("APPlife" or "the Company"), a business incubator and portfolio manager specializing in e-commerce and cloud-based solutions, today announced the signing of a definitive agreement (“Agreement”) to acquire Sugar Auto Parts, Inc., a Nevada corporation.

The acquisition is anticipated to close in May 2025, subject to customary closing conditions outlined in the Agreement. Shareholders and interested parties can find comprehensive details regarding the transaction in the Company's forthcoming 8-K filing with the Securities & Exchange Commission, expected within the next five business days.

ABOUT APPLIFE DIGITAL SOLUTIONS, INC.

APPlife Digital Solutions Inc., with offices in San Francisco, CA., and Shanghai, China, is a business incubator and portfolio manager that creates and invests in e-commerce and cloud-based solutions. The Company invests in and develops solutions for work, home life, recreation, and research that make users more productive and efficient, whether at work, home, or traveling the world. APPlife's cloud-based businesses are designed to provide easy-to-use life solutions, often to address everyday issues and needs. They include a wide array of topics and needed services to cover the full marketplace across the spectrum. For more information, visit www.applifedigital.com.

Contact Information:
APPlife Digital Solutions
Investor Relations
Tel: (585) 232-5440
Email: jody@applifedigital.com

FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things our plans, strategies, and prospects -- both business and financial. Although we believe that our plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, acquisitions, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. All forward-looking statements attributable to APPlife Digital Solutions, Inc. or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.